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MASIMO CORPORATION

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On September 16, 2024, Masimo Corporation (“Masimo” or the “Company”) made updates to its website, www.ProtectMasimosFuture.com, in connection with the 2024 Annual Meeting of Stockholders. A copy of the updated website content (other than content previously filed) can be found below.

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Press Releases & Filings Section Update

Press Releases – Masimo Partners with Qualcomm to Develop Next-Generation Smartwatch Reference Platform for Original Equipment Manufacturers

Masimo Partners with Qualcomm to Develop Next-Generation Smartwatch Reference Platform for Original Equipment Manufacturers

Comprehensive Platform Combines Masimo’s Industry-leading Biosensing Capabilities with Snapdragon Wearable Platforms to Expand the Wear OS by Google™ Ecosystem

Masimo (NASDAQ: MASI) a leading global medical innovator, and Qualcomm Technologies, Inc., whose Snapdragon® branded platforms power extraordinary consumer experiences, today announced that Masimo is partnering with Qualcomm Technologies to develop a next-generation smartwatch reference platform for original equipment manufacturers (OEMs) building Wear OS by Google smartwatches. The powerhouse combination of Masimo’s clinically proven, breakthrough biosensing technologies – based on its decades of expertise designing industry-leading hospital monitoring solutions – and best-in-class Snapdragon wearable platforms will help scale the wearable ecosystem. Forging the future of wearable devices, the reference platform will allow OEMs to more efficiently build and bring high-performing, premium smartwatches to market. The platform will also benefit from a robust suite of Masimo health and wellness tracking tools that consumers can trust to provide accurate, reliable data; it will use exclusively high-performance and ultra-low power system-on-a-chips (SoCs) alongside industry-leading wireless and cellular communications from Qualcomm Technologies to enable a superior connectivity experience.

Joe Kiani, Founder and CEO of Masimo, said, “We’re thrilled to be able to partner with Qualcomm Technologies, to whom we naturally turned to supply the chips in our own forthcoming Masimo Freedom™ wearable, to craft a truly remarkable reference platform. It’s a platform driven by the belief that when key smartwatch components are supplied by the leading experts in their field, the harmonious whole produces something even greater than the sum of those excellent parts. In short, Qualcomm Technologies and Masimo engineers are working together to optimize the ‘guts’ of the smartwatch. Masimo’s ability to craft precision monitoring technologies and advanced signal processing algorithms, combined with meticulously engineered, high-performing, low-power Snapdragon systems, is a compelling foundation. We expect this new wearable platform to supercharge smartwatch OEMs’ abilities to create competitive, desirable smartwatches for consumers everywhere. I look forward to partnering with a company as well known for its commitment to innovation as Masimo.”

Dino Bekis, Vice President and General Manager, Wearables and Mixed Signal Solutions at Qualcomm Technologies, Inc., said, “Beginning with Snapdragon W5+ Gen 1, this collaboration will significantly broaden the range of smartwatch choices for consumers and further enhance the already exceptional Wear OS experience. With these reference designs, OEMs will benefit from robust, production-ready designs, incorporating Masimo’s state-of-the-art biosensing technology and Qualcomm Technologies’ leading Snapdragon wearable platforms. It will ultimately enable them to seamlessly bring their smartwatches to market rapidly and at scale.”

OEMs who adopt the new reference platform will continue to design and produce their new smartwatches’ physical exteriors and have creative control over the appearance of the user interface. The devices’ interiors, including Snapdragon wearable platforms and Masimo biosensors, will be designed, provided, and tested by Masimo to ensure premium performance and an unmatched user experience. Health and wellness capabilities will feature the same biosensing innovations and analytics that power Masimo W1® and forthcoming Masimo Freedom – technology based on Masimo’s clinically proven, industry-leading Signal Extraction Technology® (SET®). The Masimo reference platform will make all of these components, features, and benefits available for Wear OS smartwatch manufacturers in an easy-to-implement, standardized package.

Snapdragon is a trademark or registered trademark of Qualcomm Incorporated. Snapdragon is a product of Qualcomm Technologies, Inc. and/or its subsidiaries.

Wear OS by Google is a trademark of Google LLC.

@Masimo || #Masimo

About Masimo

Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns,3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-5 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,6 and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2024 Newsweek World’s Best Hospitals listing.7 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG®, and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® medical watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet®. Its growing portfolio of health and wellness solutions includes Radius T°® and Masimo W1 Sport. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at professional.masimo.com/evidence/featured-studies/feature/.

RPVi has not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References

1.	Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.

2.	Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.

3.	de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.

4.	McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.

5.	McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2021; 17(8):557-561.

6.	Estimate: Masimo data on file.

7.	As ranked in the 2024 Newsweek World’s Best Hospitals listing, available here.

Forward-Looking Statements - Masimo

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the potential effectiveness of Masimo SafetyNet®, Masimo Radius PPG®, and Masimo SET® and the implementation of Masimo SafetyNet in Saint-Denis Hospital Center (the “Implementation”). These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo's unique noninvasive measurement technologies, including Masimo SafetyNet, Masimo Radius PPG, and Masimo SET®, contribute to positive clinical outcomes and patient safety; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; risks related to our belief of the success of the Implementation and that such success could lead to the deployment of Masimo SafetyNet in other areas; risks related to COVID-19; as well as other factors discussed in the "Risk Factors" section of our most recent reports filed with the Securities and Exchange Commission ("SEC"), which may be obtained for free at the SEC's website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. We do not undertake any obligation to update, amend or clarify these statements or the "Risk Factors" contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Media Contact
Masimo
Evan Lamb
Phone: (949) 396-3376
Email: elamb@masimo.com

Press Releases – Masimo Partners with Google to Develop a Reference Platform That Helps Device Manufacturers Bring High-performing Wear OS Smartwatches to Market

Masimo Partners with Google to Develop a Reference Platform That Helps Device Manufacturers Bring
High-performing Wear OS Smartwatches to Market

Comprehensive Smartwatch Reference Platform to Include Key Hardware and Software Components, Including
Industry-leading Masimo Biosensing Capabilities

Masimo (NASDAQ: MASI) a leading global medical innovator, today announced a partnership with Google to develop a new reference platform for original equipment manufacturers (OEMs) building Wear OS by Google™ smartwatches. By incorporating Masimo’s breakthrough biosensing technologies – based on its decades of expertise developing industry-leading hospital monitoring solutions – and standardizing smartwatch devices using the Masimo reference platform, OEMs will be able to more efficiently build and bring high-performing Wear OS smartwatches to market. The robust reference platform is designed to support the fast-growing Wear OS ecosystem – including with a suite of health and wellness tracking tools that consumers can trust to provide accurate, reliable data, seamless integration with Android™ smartphones, and a high-quality, high-performance experience.

Joe Kiani, Founder and CEO of Masimo, said, “We’re excited to partner with Google to develop a reference platform for Wear OS that leverages our expert engineering capabilities. Our ability to craft next generation biosensing technologies, precision components, and advanced signal processing algorithms, with rigor and discipline honed over decades, is an excellent foundation for creating a world-class smartwatch reference platform. From hardware to software, Masimo engineers are optimizing the ‘guts’ of the smartwatch – and working with Google to offer OEMs an incredible Wear OS smartwatch solution. Much as numerous leading hospital monitor manufacturers incorporate Masimo monitoring technologies to offer hospitals the best possible patient monitoring solutions, we expect this new wearable platform to supercharge smartwatch OEMs’ abilities to create innovative, competitive, and truly compelling Wear OS smartwatches for consumers everywhere.”

Bjorn Kilburn, GM of Wear OS at Google, added, “Building quality smartwatches with premium features that users have come to expect can be time consuming and costly. With Masimo's reference platform, smartwatch makers are able to benefit from state-of-the-art biosensing technology and quickly bring their Wear OS devices to market, at scale. Together, we're promoting innovation across the Wear OS ecosystem that provides end users with high-performing, feature-rich devices to choose from.”

OEMs who adopt the new Masimo platform, which is expected to be compatible with existing Google apps and services created for the Wear OS platform, will continue to design and produce their new smartwatches’ physical exteriors and have creative control over the appearance of the user interface. The devices’ interiors, including optimized hardware and software components, biosensors, and companion Android smartphone app, will be designed, provided, and tested by Masimo – ensuring superior performance and unmatched user experiences. Health and wellness capabilities will feature the same biosensing innovations and analytics that power the Masimo W1® wearable and forthcoming Masimo Freedom™ smartwatch – technology based on Masimo’s clinically proven, industry-leading Signal Extraction Technology® (SET®). The Masimo reference platform will make all of these components, features, and benefits available for smartwatch manufacturers building Wear OS smartwatches in an easy-to-implement, standardized package.

Google, Android and Wear OS by Google are trademarks of Google LLC.

About Masimo

Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns,3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-5 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,6 and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2024 Newsweek World’s Best Hospitals listing.7 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG®, and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® medical watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet®. Its growing portfolio of health and wellness solutions includes Radius T°® and Masimo W1 Sport. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at professional.masimo.com/evidence/featured-studies/feature/.

References

1.	Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.

2.	Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.

3.	de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.

4.	McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.

5.	McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2021; 17(8):557-561.

6.	Estimate: Masimo data on file.

7.	As ranked in the 2024 Newsweek World’s Best Hospitals listing, available here.

Forward-Looking Statements - Masimo

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the potential effectiveness of Masimo SafetyNet®, Masimo Radius PPG®, and Masimo SET® and the implementation of Masimo SafetyNet in Saint-Denis Hospital Center (the “Implementation”). These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo's unique noninvasive measurement technologies, including Masimo SafetyNet, Masimo Radius PPG, and Masimo SET®, contribute to positive clinical outcomes and patient safety; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; risks related to our belief of the success of the Implementation and that such success could lead to the deployment of Masimo SafetyNet in other areas; risks related to COVID-19; as well as other factors discussed in the "Risk Factors" section of our most recent reports filed with the Securities and Exchange Commission ("SEC"), which may be obtained for free at the SEC's website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. We do not undertake any obligation to update, amend or clarify these statements or the "Risk Factors" contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Media Contact
Masimo
Evan Lamb
Phone: (949) 396-3376
Email: elamb@masimo.com

###

Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding the Litigation, (ii) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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